Exhibit 99.1

Peak Season Performance
Applications & Originations Update

Peak Season Compression

The compressed peak season we expected and planned for is playing out. In a typical peak season cycle, we would begin to see demand trail off as we approach September. Instead, this year we have observed an extension of peak volume with both quarter-to-date application and origination expansion through the month of August compared to the same period last year.

Q3 2024 Quarter-to-Date Performance[1]

6%
QTD Application Growth Compared to the Same Period in 2023

71%
Of QTD Applications are New to Company

91%
Cosigner Rate for QTD Approved Applications

752
Average FICO at Approval for QTD Approved Applications[2]

PSL Originations QTD


+30%
$170M
$220M
+7%
$1,339M
$1,434M
+10%
$1,509M
$1,654M
July
August
QTD
2023 Originations
2024 Originations

(1) The information provided is based on third quarter 2024 internal calculations only through August 31, 2024, and is not necessarily indicative of full third quarter 2024 results for SLM Corporation (the "Company"). The Company undertakes no obligation to revise or release any revisions or updates to this information. The Company's full third quarter 2024 results will be filed with the Securities and Exchange Commission in our Form 10-Q for the third quarter of 2024.

(2) Represents the higher credit score of the cosigner or the borrower.